UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive
Plainsboro, NJ 08536
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Integra LifeSciences Holdings Corporation (the “Company”) was held on May 22, 2013. The final results of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Item No. 1: All of the Board of Directors' nominees for director were elected to serve until the Company's 2014 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth below.

Nominees	For	Against	Abstain	Broker Non-Vote
Peter J. Arduini	24,852,630	719,243	2,756	1,119,869
Keith Bradley	23,526,413	2,045,195	3,021	1,119,869
Richard E. Caruso	24,833,206	738,372	3,052	1,119,868
Stuart M. Essig	24,796,045	761,412	17,172	1,119,869
Barbara B. Hill	25,476,362	95,352	2,915	1,119,869
Lloyd W. Howell, Jr.	25,476,661	94,951	3,017	1,119,869
Neal Moszkowski	24,147,248	1,423,311	4,071	1,119,868
Raymond G. Murphy	25,475,274	96,069	3,287	1,119,868
Christian S. Schade	25,358,387	213,211	3,031	1,119,869
James M. Sullivan	24,840,737	730,629	3,263	1,119,869

Item No. 2: The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the 2013 fiscal year, by the votes set forth below.

For	Against	Abstain	Broker Non-Vote
26,005,542	681,027	7,929	0

Item No. 3: The stockholders approved the Company's Performance Incentive Compensation Plan, by the votes set forth below.

For	Against	Abstain	Broker Non-Vote
24,613,203	956,037	5,390	1,119,868

Item No. 4: The stockholders approved, on an advisory, non-binding basis, the compensation of the Company's named executive officers, by the votes set forth below.

For	Against	Abstain	Broker Non-Vote
22,667,118	2,887,309	20,202	1,119,869

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: May 23, 2013

By:	/s/ John B. Henneman, III
John B. Henneman, III
	Title:	Corporate Vice President, Finance and Administration, and Chief Financial Officer